Exhibit 10.66

Asad Husain

February 14, 2014

Dear Asad:

I am pleased to inform you that Del Monte has extended you a special benefit under the Del Monte Corporation Supplemental Executive Retirement Plan (“SERP”). Your participation in the SERP is hereby modified to provide that, in the event of your termination by Del Monte without cause, the Section 2.2(a) eligibility requirements under the SERP shall be waived.

Please note that this benefit becomes effective starting February 18, 2014.

Sincerely

/s/ David J. West

David J. West

President and Chief Executive Officer, Del Monte Corporation